SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

GREEN PLAINS INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 31, 2016

Dear Shareholder,

You are cordially invited to attend the 2016 Annual Meeting of Shareholders of Green Plains Inc. to be held at 10:00 a.m., Central time, on Wednesday, May 11, 2016, at the Omaha Marriott located at 10220 Regency Circle, Omaha, Nebraska.

The Notice of Annual Meeting of Shareholders, Proxy Statement containing information about matters to be acted upon, Proxy Card and 2015 Annual Report are enclosed.

Please use this opportunity to take part in the affairs of your company. Whether or not you plan to attend the Annual Meeting of Shareholders, please complete, date, sign and return the accompanying Proxy Card in the enclosed postage-paid envelope, or vote via the Internet or telephone. Please refer to the Proxy Card for instructions on voting via the Internet or telephone or, if your shares are registered in the name of a broker or bank, please refer to the information forwarded by the broker or bank to determine if Internet or telephone voting is available to you. If you attend the Annual Meeting of Shareholders, you may revoke the proxy and vote in person.

On behalf of the Board of Directors, we appreciate your continued interest in your company.

Sincerely,

Wayne B. Hoovestol

Chairman of the Board of Directors

GREEN PLAINS INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

to be held on May 11, 2016

The 2016 Annual Meeting of Green Plains Inc. will be held at 10:00 a.m., Central time, on Wednesday, May 11, 2016, at the Omaha Marriott located at 10220 Regency Circle, Omaha, Nebraska, for the following purposes:

1.	To elect three directors to serve three-year terms that expire at the 2019 annual meeting; and

2.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Board of Directors recommends a vote “For” all nominees in Proposal 1.

The foregoing items are more fully described in the accompanying Proxy Statement. We have fixed the close of business on March 15, 2016, as the Record Date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. Each share of our Common Stock is entitled to one vote on all matters presented at the Annual Meeting. Dissenters’ rights are not applicable to these matters.

Important Notice Regarding the Availability of Proxy Materials for Shareholder Meeting to be held on May 11, 2016. Pursuant to rules promulgated by the Securities and Exchange Commission, we have elected to provide access to our proxy materials by notifying you of the availability of our proxy materials on the Internet. Instead of mailing paper copies of our proxy materials, we sent shareholders the Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on May 11, 2016, with instructions for accessing the proxy materials and voting via the Internet. The Notice, which was mailed on or around March 31, 2016, also provides information on how shareholders may obtain paper copies of our proxy materials if they so choose. The Notice, the Proxy Statement and our 2015 Annual Report may be accessed at www.edocumentview.com/GPRE.

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS PROVIDED IN THE ENCLOSED MATERIALS. IF YOU REQUESTED A PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENVELOPE PROVIDED.

By Order of the Board of Directors,

Michelle S. Mapes

Corporate Secretary

Omaha, Nebraska

March 31, 2016

GREEN PLAINS INC.

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

to be held on May 11, 2016

Commonly Used Defined Terms

Company and Regulatory Defined Terms:

Green Plains; the Company	Green Plains Inc.
Exchange Act	Securities Exchange Act of 1934, as amended
Nasdaq	The Nasdaq Global Market
SEC	Securities and Exchange Commission
Securities Act	Securities Act of 1933, as amended

Other Defined Terms:
Annual Meeting	The 2016 annual meeting of shareholders of Green Plains Inc. and any adjournment or postponement thereof
ASC 718	Accounting Standards Codification Topic 718, Compensation – Stock Compensation
Board	Board of directors of Green Plains Inc.
Common Stock	Green Plains Inc. common stock, $0.001 par value per share
EBITDA	Earnings before interest, taxes, depreciation and amortization
Equity Plan	Green Plains Inc. 2009 Equity Incentive Plan, as amended
GPP	Green Plains Partners LP
GPP LTIP	Green Plains Partners LP 2015 Long-Term Incentive Plan
Internal Revenue Code	Internal Revenue Code of 1986, as amended
NEO	Named executive officer
Notice	Important notice regarding the availability of proxy materials for the Annual Meeting
Record Date	The record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting
Umbrella STIP	Green Plains Inc. Umbrella Short-Term Incentive Plan
U.S.	United States

INFORMATION ABOUT THIS PROXY STATEMENT AND THE ANNUAL MEETING

Introduction

This Proxy Statement is being furnished to holders of our Common Stock in connection with the solicitation by and on behalf of the Board of proxies to be used at the Annual Meeting to be held at 10:00 a.m., Central time, on Wednesday, May 11, 2016, at the Omaha Marriott located at 10220 Regency Circle, Omaha, Nebraska, and any adjournment or postponement thereof. The purpose of the Annual Meeting is to elect three directors and transact such other business as may properly come before the meeting. This Proxy Statement, the Notice of Annual Meeting of Shareholders, the accompanying Proxy Card and our 2015 Annual Report are first being made available to shareholders entitled to vote at the Annual Meeting on or around March 31, 2016.

Electronic Access to Proxy Materials

Pursuant to rules adopted by the SEC, we are making this Proxy Statement and our 2015 Annual Report available to shareholders electronically via the Internet. On or around March 31, 2016, we mailed the Notice, which provides information regarding the availability of proxy materials for the Annual Meeting, to our shareholders of record.

Shareholders will be able to access this Proxy Statement and our 2015 Annual Report on the website referred to in the Notice or request to receive printed copies of the proxy materials. Instructions on how to access the proxy materials on the Internet or to request a printed copy may be found in the Notice. The website on which you will be able to view our proxy materials also allows you to choose to receive future proxy materials electronically by email, which would save us the cost of printing and mailing documents to you. If you choose to receive future proxy statements by email, you will receive an email next year with instructions containing a link to the proxy voting site. Your election to receive proxy materials by email remains in effect until you terminate it.

Record Date, Outstanding Shares and Quorum

We have fixed the close of business on March 15, 2016, as the Record Date, which is used to determine those shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. There were 38,472,451 shares of Common Stock outstanding at the close of business on the Record Date. Holders of record of the our Common Stock on the Record Date are entitled to cast one vote per share, exercisable in person or by properly executed proxy, with respect to each matter to be considered at the Annual Meeting.

The presence, in person or by properly executed proxy, at the Annual Meeting of the holders of a majority of the outstanding shares of Common Stock entitled to vote shall constitute a quorum. Proxies that are marked to “withhold authority” with respect to the election of directors and proxies for which no instructions are given will be counted for purposes of determining the presence of a quorum.

Proxy Voting and Revocability of Proxies

Common Stock, represented by the proxies received pursuant to this solicitation and not timely revoked, will be voted at the Annual Meeting in accordance with the instructions indicated in properly submitted proxies. If no instructions are indicated, such shares will be voted as recommended by the Board. If any other matters are properly presented to the Annual Meeting for action, the person(s) named in the enclosed form(s) of proxy and acting thereunder will have discretion to vote on such matters in accordance with their best judgment. Broker non-votes and abstentions are not treated as votes cast for any of the matters to be voted on at the meeting.

A holder of Common Stock who has submitted a proxy may revoke it prior to its exercise by providing written notice of revocation or a later-dated proxy to the secretary of the Company at any time before the closing of the polls at the meeting, or by voting in person at the meeting. Any written notice revoking a proxy should be sent to: Green Plains Inc., Attention: Michelle S. Mapes, Corporate Secretary, 450 Regency Parkway, Suite 400, Omaha, Nebraska 68114. Attendance in person at the Annual Meeting does not itself revoke a proxy; however, any shareholder who attends the Annual Meeting may revoke a previously submitted proxy by voting in person.

Computershare Trust Company, N.A. is the transfer agent and registrar for our Common Stock. If your shares are registered directly in your name with our transfer agent, with respect to those shares, you are considered the shareholder of record, or a registered shareholder, and these materials were sent to you directly by us. If you are a shareholder of record, you may vote in person at the Annual Meeting.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and that organization should have forwarded these materials to you. As the beneficial owner, you have the right to direct your broker, bank or nominee holding your shares how to vote and are also invited to attend the Annual Meeting. Please refer to the information forwarded by your broker or bank for instructions on how to direct their vote. However, since you are not a shareholder of record, you may not vote these shares in person at the Annual Meeting unless you bring with you a legal proxy from the shareholder of record.

If you are a registered shareholder, there are four ways to vote:

•

going to the Internet website indicated on the Proxy Card or voting instruction card and following the instructions provided (you will need the control number that is included in the Notice of Internet Availability of Proxy Materials);

•

calling the toll-free telephone number indicated on the Proxy Card or voting instruction card (you will need the control number that is included in the Notice of Internet Availability of Proxy Materials);

•	signing, dating and returning the Proxy Card if you request to receive your proxy materials by mail; or

•	written ballot in person at the Annual Meeting.

Your shares will be voted as you indicate. If you do not indicate your voting preferences, the appointed proxies will vote your shares “For” all nominees in Proposal 1.

Broker Non-Votes

Broker non-votes occur when nominees, such as brokers and banks holding shares on behalf of the beneficial owners, are prohibited from exercising discretionary voting authority for beneficial owners who have not provided voting instructions at least ten days before the Annual Meeting date. If no instructions are given within that time frame, the nominees may vote those shares on matters deemed “routine” by the New York Stock Exchange. On non-routine matters, nominees cannot vote without instructions from the beneficial owner, resulting in so-called “broker non-votes.” Broker non-votes are not counted for the purposes of determining the number of shares present in person or represented by proxy on any voting matter. Proposal 1 is considered non-routine.

Expenses and Methods of Solicitation

We will bear the expense of soliciting proxies. In addition to the use of the mail and Internet, proxies may be solicited personally, or by telephone or other means of communications, by directors, officers and employees of the Company and its subsidiaries who will not receive additional compensation therefor. We will reimburse banks, brokerage firms and nominees for reasonable expenses incurred related to forwarding proxy solicitation materials to beneficial owners of shares held by such banks, brokerage firms and nominees.

Vote Required

The affirmative vote of a plurality of the votes cast at the Annual Meeting by the holders of the Common Stock, assuming a quorum is present, is required to elect each director. The three persons receiving the greatest number of votes at the Annual Meeting shall be elected as directors. Since only affirmative votes count for this purpose, broker non-votes or votes withheld will not affect the outcome of the voting on Proposal 1.

INFORMATION ABOUT THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Board of Directors

The Board consists of nine members, divided into three groups, and currently has one vacant position. The Board intends to fill the vacancy as soon as it identifies a qualified candidate willing to serve in this capacity. One group of directors is elected at each annual meeting of shareholders for a three-year term. Each year a different group of directors is elected on a rotating basis. James Crowley, S. Eugene (Gene) Edwards, Jr. and Gordon Glade are up for re-election at the Annual Meeting (to serve until the 2019 annual meeting or until their respective successors shall be elected and qualified). The terms of Jim Anderson and Wayne Hoovestol expire at the 2017 annual meeting. The terms of Todd Becker, Thomas Manuel, Brian Peterson and Alain Treuer expire at the 2018 annual meeting.

Director Independence

A director is independent if, in the opinion of the Board, he or she has no relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and otherwise satisfies the independence requirements of applicable SEC and Nasdaq rules. The Board has reviewed the independence of its current directors and nominees and found that, except for Mr. Becker due to his current position with the Company, each of them is independent.

Board Meetings, Directors’ Attendance and Shareholder Communications

The Board held seven meetings during 2015. Meetings were conducted via teleconference or in person. No incumbent director attended fewer than seventy-five percent (75%) of the aggregate Board and committee meetings held on which the incumbent director served during this period. Our policy is to encourage, but not require, Board members to attend our annual shareholder meetings. All Board members attended the 2015 annual meeting.

Shareholders who would like to send written communications to the Board may do so by submitting such communications to: Green Plains Inc., Attention: Michelle S. Mapes, Corporate Secretary, 450 Regency Parkway, Suite 400, Omaha, Nebraska 68114. The Board suggests, but does not require, that such submissions include the name and contact information of the shareholder making the submission and a description of the matter that is the subject of the communication. Ms. Mapes will then furnish such information to the Board or appropriate committee of the Board for review.

Board Committees

The Board has standing Audit, Compensation, and Nominating and Governance Committees.

Audit Committee

The Audit Committee, which was established in accordance with section 3(a)(58)(A) of the Exchange Act, currently has five directors, all of whom meet the independence standards of the SEC and Nasdaq. Audit

Committee members are Jim Anderson, James Crowley, Gene Edwards, Gordon Glade and Brian Peterson, with Mr. Crowley serving as chairman. Mr. Crowley has been determined to be an audit committee financial expert as defined in Rule 407(d)(5) of Regulation S-K. During 2015, the Audit Committee held seven meetings via teleconference or in person. The Audit Committee Charter, which is reviewed, revised and updated on an annual basis, is posted on our website at www.gpreinc.com.

The function of the Audit Committee, as detailed in its charter, is to provide assistance to the Board in fulfilling its responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices, and the quality and integrity of our financial reports. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication between the directors, the independent auditors and our management.

Compensation Committee

The Compensation Committee currently has four directors, all of whom meet the independence standards of Nasdaq. Compensation Committee members are Jim Anderson, Gene Edwards, Tom Manuel and Alain Treuer, with Mr. Treuer serving as chairman. During 2015, the Compensation Committee held four meetings via teleconference or in person. The Compensation Committee Charter is posted on our website at www.gpreinc.com.

The Compensation Committee establishes our general compensation policy and, except as prohibited by law, may take any and all actions that the Board could take relating to compensation of directors, executive officers, employees and other parties. The Compensation Committee’s role is to (i) evaluate the performance of our executive officers, (ii) set compensation for directors and executive officers, (iii) make recommendations to the Board on adoption of compensation plans and (iv) administer our compensation plans. When evaluating potential compensation adjustments, the Compensation Committee solicits and considers input provided by the chief executive officer relating to the individual performance and contribution to our overall performance by executive officers and other key employees.

Pursuant to its charter, the Compensation Committee is empowered to hire outside advisors as it deems appropriate to assist it in the performance of its duties. The Compensation Committee has sole authority to retain or terminate any compensation consultants or advisors and to approve their fees. For additional information on the Compensation Committee’s role, its use of outside advisors and their roles, as well as the Committee’s processes and procedures for the consideration and determination of executive compensation, see Executive Compensation – Compensation Discussion and Analysis.

Nominating and Governance Committee

The Nominating and Governance Committee currently has four directors, all of whom meet the independence standards of Nasdaq. Nominating and Governance Committee members are Gordon Glade, Tom Manuel, Brian Peterson and Alain Treuer, with Mr. Peterson serving as chairman since May 2015. During 2015, the Nominating and Governance Committee held three meetings via teleconference or in person. The Nominating and Governance Committee Charter is posted on our website at www.gpreinc.com.

The function of the Nominating and Governance Committee, as detailed in its charter, is to recommend to the Board the slate of director nominees for election to the Board, to identify and recommend candidates to fill vacancies occurring between annual shareholder meetings, and to review and address governance items. The Nominating and Governance Committee has established certain broad qualifications in order to consider a proposed candidate for election to the Board. The Nominating and Governance Committee will also consider such other factors as it deems appropriate to assist in developing a Board and committees that are diverse in nature and comprised of experienced and seasoned advisors. These factors include judgment, skill, diversity (such as race, gender or experience), integrity, experience with businesses and other organizations of comparable size, the interplay of the candidate’s experience with the experience of other Board members, and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board.

Board Diversity

In considering whether to recommend any candidate for inclusion in the Board’s slate of recommended director nominees, including candidates recommended by shareholders, the Nominating and Governance Committee considers criteria that include the candidate’s integrity, business acumen, experience, commitment, diligence, conflicts of interest and ability to act in the interests of all shareholders. Moreover, the Nominating and Governance Committee considers the value of diversity of experience on the Board, taking into account the current Board membership, in the director identification and nomination process. The Nominating and Governance Committee seeks nominees with a broad diversity of experience, professions, skills, geographic representation and backgrounds. The Nominating and Governance Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. We believe that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

Director Qualifications

Presented below are biographies of each director nominee and continuing director containing information regarding the person’s service as a director, business experience, director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the Nominating and Governance Committee and the Board to determine that the person should serve as a director for us.

The Nominating and Governance Committee considers candidates recommended by security holders, directors, executive officers and other sources, including, but not limited to, third-party search firms. Our shareholders may submit recommendations for Board candidates. All recommendations shall be submitted in writing to: Green Plains Inc., Attention: Michelle S. Mapes, Corporate Secretary, 450 Regency Parkway, Suite 400, Omaha, Nebraska 68114. Such submissions should include the name, contact information, a brief description of the candidate’s business experience and such other information the person submitting the recommendation believes is relevant to the evaluation of the candidate. The Nominating and Governance Committee will review all such recommendations. For candidates to be considered for election at the next annual shareholder meeting, the recommendation must be made in accordance with and within the time frame set forth in our bylaws and described below under Shareholder Proposals.

The Nominating and Governance Committee will evaluate whether an incumbent director should be nominated for re-election to the Board or any committee of the Board upon expiration of such director’s term using the same factors as described above for other Board candidates. The Nominating and Governance Committee will also take into account the incumbent director’s performance as a Board member. Failure of any incumbent director to attend at least seventy-five percent (75%) of the Board meetings held in any year of service as a Board member will be viewed negatively by the Nominating and Governance Committee in evaluating the performance of such director.

The Nominating and Governance Committee recommended that all of the incumbent directors whose terms of office expire at the Annual Meeting be included on the ballot for re-election as directors for a three-year term expiring at the 2019 annual meeting. This recommendation was based on a review and evaluation of meeting attendance, knowledge of the industries in which we operate and overall contributions to the Board.

Code of Ethics

The Board has adopted a code of ethics that applies to its chief executive officer and all senior financial officers, including the chief financial officer, principal accounting officer, other senior financial officers and persons performing similar functions. The full text of the code of ethics is published on our website in the “Investors – Corporate Governance” section. We intend to disclose future amendments to, or waivers from, certain provisions of the code of ethics on our website within five business days following the adoption of such amendment or waiver.

Role in Risk Oversight

The Board’s role in the risk oversight process includes receiving regular reports from members of senior management on areas of material risk to us, including operational, financial, legal and regulatory, and strategic and reputational risks. The full Board (or the appropriate committee in the case of risks that are under the purview of a particular committee) receives these reports from the appropriate “risk owner” within the organization enabling it to understand our risk identification, risk management and risk mitigation strategies. Additionally, the Board has approved and periodically reviews our risk management policy, which specifically sets parameters of risk with respect to commodity and hedging positions. When a committee receives a report, the chairman of the relevant committee reports the discussion to the full Board during the committee reports portion of the next Board meeting. This allows the Board and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships. The risk oversight structure has no effect on the Board’s leadership structure.

Insider Trading Policy

The Board has adopted an insider trading policy to satisfy our obligation to prevent insider trading and help insiders avoid the severe consequences associated with violations of insider trading laws. We have worked diligently over the years to establish a reputation for integrity and ethical conduct; accordingly, this policy is also intended to prevent even the appearance of improper conduct on the part of anyone employed by or associated with us.

No director, officer or employee of ours who is aware of material nonpublic information relating to us may, directly or through family members or other persons or entities, (a) buy or sell our securities (other than pursuant to a pre-approved trading plan that complies with SEC Rule 10b5-1), or engage in any other action to take personal advantage of that information, or (b) pass that information on to non-employees, including family and friends. In addition, no director, officer or other employee of ours who, in the course of working for us, learns of material nonpublic information about a company with which we do business, including a customer or supplier, may trade in that company’s securities until the information becomes public or is no longer material.

Certain forms of hedging or monetization transactions allow an employee to lock in much of the value of his or her stock holdings, often in exchange for all or part of the potential for upside appreciation in the stock. These transactions allow the director, officer or employee to continue to own the covered securities, but without the full risks and rewards of ownership. When that occurs, the director, officer or employee may no longer have the same objectives as our other shareholders. Any person wishing to enter into such an arrangement must first pre-clear the proposed transaction with our chief executive officer or his designee.

Securities held in a margin account may be sold by the broker without the customer’s consent if the customer fails to meet a margin call. Similarly, securities pledged or hypothecated as collateral for a loan may be sold in foreclosure if the borrower defaults on the loan. Because a margin sale or foreclosure sale may occur at a time when the pledgor is aware of material nonpublic information or otherwise is not permitted to trade in our securities, directors, officers and other employees who are aware of material nonpublic information relating to us are prohibited from holding our securities in a margin account or pledging our securities as collateral for a loan. An exception to this prohibition may be granted when a person wishes to pledge our securities as collateral for a loan, not including margin debt, and clearly demonstrates the financial capacity to repay the loan without resort to the pledged securities. Any person who wishes to pledge our securities as collateral for a loan must submit a request for approval to our chief executive officer or his designee at least two weeks prior to the proposed execution of documents evidencing the proposed pledge.

We have applied and interpreted the insider trading policy that hedging and pledging transactions are not permitted, without approval, and approval is not easily achieved or given out just because it was requested. To date, we have not approved hedging and have allowed just three directors, with one being a past director, to pledge, only after they had demonstrated the necessary financial capacity.

Board Leadership Structure

The Board does not have a policy on whether the same person should serve as both the chief executive officer and chairman of the Board or, if the roles are separate, whether the chairman should be selected from the non-employee directors or be an employee. The Board believes that it should have the flexibility to make these determinations at any given point in time that best provides the appropriate leadership for us at that time. Over the last several years, we have had each of the following leadership structures, reflecting its circumstances at the time: separate non-employee chairman and chief executive officer (prior to October 2008, January 2009 to February 2009 and November 2009 to present); separate chairman and chief executive officer, with the chairman being a member of our management team (March 2009 to November 2009); and combined chairman and chief executive officer (October 2008 to December 2008). The Board believes that its current leadership structure, with Mr. Hoovestol, a non-employee serving as Board chairman, and Mr. Becker serving as chief executive officer, is appropriate given the experience of each individual. Mr. Becker is currently deemed not to be independent. The independent, non-executive Board members meet regularly in executive session. The Board, with guidance from the Nominating and Governance Committee, will periodically continue to review its leadership structure.

PROPOSAL 1

ELECTION OF DIRECTORS

Election of Directors

The Board is divided into three classes, with the members of each class serving three-year terms of office. This results in one class standing for election at each annual meeting of shareholders. The Nominating and Governance Committee recommended and the Board nominated for re-election James Crowley, S. Eugene (Gene) Edwards, Jr. and Gordon Glade, each to serve a term that expires at the 2019 annual meeting. There is currently one vacancy on the Board among the group of directors with a term that expires at the 2017 annual meeting. The Board intends to fill this vacancy as soon as it identifies a qualified candidate willing to serve in this capacity.

Your Proxy Card will be used to vote for the election of the nominees unless you withhold the authority to do so when you submit your proxy. If no instructions are given, your shares will be voted for the three nominees. As explained above, our directors are elected by the affirmative vote of the plurality of the shares present and entitled to vote. The three persons receiving the greatest number of votes at the Annual Meeting shall be elected as directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES

NAMED AS PART OF PROPOSAL 1.

The following paragraphs set forth information about the nominees and our continuing directors. All director biography information is as of March  31, 2016.

Nominees for Election at the 2016 Annual Meeting

JAMES CROWLEY, 69, a director since October 2008, also serves as chairman of the Audit Committee. Mr. Crowley has been Chairman and Managing Partner of Old Strategic, LLC since July 2006. His previous experience includes service as Chairman and Managing Partner of Strategic Research Institute, President of Global Investment and Merchant Banking at Prudential Securities, and investment banking at Smith Barney Harris Upham & Co. He currently serves on the board and is chairman of the audit committee of Core Molding Technologies, is on the board of trustees for the National Marine Sanctuary Foundation, and has served on a number of educational and not-for-profit boards. Mr. Crowley has a master’s degree in Business Administration from the Wharton Graduate School of Business at the University of Pennsylvania and a Bachelor of Science degree in Business Administration from Villanova University. He has also completed corporate governance programs at the Harvard Business School, Stamford Graduate Business School, Stanford Law School and Northwestern University. Mr. Crowley is qualified to serve as a director because he possesses the requisite education and business acumen to serve as an audit committee financial expert along with having served on other boards and as an audit committee chairman of another company.

GENE EDWARDS, 59, a director since June 2014, also serves on the Audit and Compensation Committees. Mr. Edwards served as Executive Vice President and Chief Development Officer of Valero Energy Corporation until his retirement in April 2014. He began his 32-year career at Valero as an analyst in Planning and Economics and spent his tenure with Valero in various managerial positions in Planning and Economics, Refinery Operations, Business Development, and Marketing. Mr. Edwards was a key driver in Valero’s entry into the ethanol business and helped the segment become a successful part of its overall business. He served on the board of directors of CST Brands, Inc. from May 2013 to December 2013. Mr. Edwards holds a Bachelor of Science degree in Chemical Engineering from Tulane University and a master’s degree in Business Administration from the University of Texas at San Antonio. Mr. Edwards is qualified to serve as a director because of his extensive energy, including ethanol, industry experience, providing the Board with valued industry experience.

GORDON GLADE, 45, a director since December 2007, also serves on the Audit and the Nominating and Governance Committees. For more than the past five years, Mr. Glade has served as President and Chief Executive Officer of AXIS Capital, Inc., a commercial equipment leasing company. In addition, he is a current investor in several other ethanol companies. Mr. Glade also serves as Vice President and a director of the Edgar Reynolds Foundation and as a director of the Brunswick State Bank. Mr. Glade has a Bachelor of Science degree in both Accounting and Finance from Texas Christian University. Mr. Glade is qualified to serve as a director because his business experience, including his experience as an investor in other ethanol companies, provides the Board with valuable perspective.

Continuing Directors with Terms Expiring in 2017

JIM ANDERSON, 58, a director since October 2008, also serves on the Audit and Compensation Committees. Mr. Anderson joined The Gavilon Group, LLC in February 2010 as Chief Operating Officer, Fertilizer, and served as its President and Chief Executive Officer from October 2014 until February 2016. Prior to that, he served as Chief Executive Officer and member of the board of directors at United Malt Holdings, a producer of malt for use in the brewing and distilling industries, from September 2006 to February 2010. Prior to that, beginning in April 2003, Mr. Anderson served as Chief Operating Officer / Executive Vice President of CT Malt, a joint venture between ConAgra Foods, Inc. and Tiger Brands of South Africa. Mr. Anderson’s experience in the agricultural processing and trading business includes serving as Senior Vice President and then President of ConAgra Grain Companies. His career also includes association with the firm Ferruzzi USA and as an Operations Manager for Pillsbury Company. Mr. Anderson has a Bachelor of Arts degree with a Finance emphasis from the University of Wisconsin - Platteville. Mr. Anderson is qualified to serve as a director because of his commodity experience and agribusiness knowledge, which provides the Board with a relevant depth of understanding of our operations.

WAYNE HOOVESTOL, 58, a director since March 2006, has served as Chairman of the Board since October 2008. Mr. Hoovestol served as our Chief Operating Officer from January 2007 to February 2007, Chief Executive Officer from February 2007 to December 2008, and Chief Strategy Officer from March 2009 to November 2009. Mr. Hoovestol no longer is an employee of the Company. Mr. Hoovestol began operating

Hoovestol Inc., a trucking company, in 1978. He is also President of Lone Mountain Truck Leasing, which he founded in 2005. Mr. Hoovestol became involved with the ethanol industry as an investor in 1995, and has served on the boards of two other ethanol companies. Mr. Hoovestol also served on the board of CapSource Financial, Inc., a truck trailer sales and leasing company, from May 2005 to March 2007. Mr. Hoovestol is qualified to serve as a director because of his former leadership as chief executive officer, as well as the business perspective he brings to the Board through his ownership of other entities and investments in other ethanol companies.

Continuing Directors with Terms Expiring in 2018

TODD BECKER, 50, who has served as President and Chief Executive Officer since January 2009, was appointed as a director in March 2009. Mr. Becker has also served as President and Chief Executive Officer, as well as a director, of the general partner of Green Plains Partners LP since March 2015. Mr. Becker served as our President and Chief Operating Officer from October 2008 to December 2008. He served as Chief Executive Officer of VBV LLC from May 2007 to October 2008. Mr. Becker was Executive Vice President of Sales and Trading at Global Ethanol from May 2006 to May 2007. Prior to that, he worked for ten years at ConAgra Foods, Inc. in various management positions including Vice President of International Marketing for ConAgra Trade Group and President of ConAgra Grain Canada. Mr. Becker has over 28 years of related experience in various commodity processing businesses, risk management and supply chain management, along with extensive international trading experience in agricultural markets. Mr. Becker served on the board of directors, including its audit and compensation committees, for Hillshire Brands Company from 2012 to 2014. Mr. Becker has a master’s degree in Finance from the Kelley School of Business at Indiana University and a Bachelor of Science degree in Business Administration with a Finance emphasis from the University of Kansas. Mr. Becker is qualified to serve as a director because he provides an insider’s perspective about our business and strategic direction to Board discussions. His extensive commodity experience and leadership make him an essential member of the Board.

THOMAS MANUEL, 69, a director since May 2015, also serves on the Compensation and the Nominating and Governance Committees. Mr. Manuel serves as Chief Executive Officer and Founder of Nu-Tek Salt, LLC, a food ingredients processing company, a position he has held since August 2011. Prior to that, he served as Chief Executive Officer of Aventine Renewable Energy, Inc., an ethanol producer from March 2010 to August 2011. From May 2002 to August 2011, Mr. Manuel served as Managing Director of International Strategy Advisors, LLC, providing transaction advisory services to private equity investors in the agribusiness and food industries. From 1977 until 2002, Mr. Manuel held various senior management positions with ConAgra Foods, Inc. including trading in domestic and international food ingredients, grain and energy, and grain and meat processing of various types. Mr. Manuel has a Bachelor of Science degree in Business Administration from the University of Minnesota. Mr. Manuel is qualified to serve as a director because of his experience in grain, meat and poultry processing, trading, and commodity and energy merchandising, providing a veteran perspective to Board discussions.

BRIAN PETERSON, 52, a director since May 2005, also serves on the Audit Committee and as chairman of the Nominating and Governance Committee. Mr. Peterson currently serves as President and Chief Executive Officer of Whiskey Creek Enterprises. Mr. Peterson served as our Executive Vice President in charge of site development from 2005 to October 2008. Mr. Peterson was the sole founder and owner of Superior Ethanol LLC, which was acquired by us in 2006. For over twenty years, he has owned and operated grain farming entities which now include acreages in Iowa, Arkansas and South Dakota. Additionally, he built, owns and operates a beef feedlot in northwest Iowa. Mr. Peterson has a Bachelor of Science degree in Agricultural Business from Dordt College. Mr. Peterson is qualified to serve as a director because of his ethanol and grain industry experience, which serves as an important resource to the Board.

ALAIN TREUER, 43, a director since October 2008, who has served as Vice Chairman of the Board since August 2015, also serves on the Nominating and Governance Committee and as chairman of the Compensation

Committee. Mr. Treuer is Chairman and Chief Executive Officer of Tellac Reuert Partners (TRP) SA, a global investment and financial consulting firm. He was appointed as its Chief Executive Officer in 2004 and became Chairman in 2005. Mr. Treuer has also controlled Wilon Holdings S.A. since 2006. Prior to joining TRP SA, he was Chairman of TIGC, a global telecommunications company that he founded in 1992 and sold in 2001. He was originally appointed as a director in 2008 pursuant to a shareholders’ agreement, which is no longer in effect, entered into in connection with our merger with VBV LLC and its subsidiaries. Mr. Treuer has a master’s degree in Business Administration from the Graduate School of Business at Columbia University in New York and a Bachelor of Economics degree from the University of St. Gallen in Switzerland. Mr. Treuer is qualified to serve as a director because his business experiences, combined with his education and global acumen, allow him to provide unique operational insights to the Board.

DIRECTOR COMPENSATION

Upon the recommendation of the Compensation Committee, we compensate our non-employee directors through a retainer structure for knowledge of us and the industry in which we operate, serving in a stewardship role, preparing for and attending Board and committee meetings, and serving as a committee chairman. During 2015, each non-employee director was paid $75,000 for serving on the Board, including serving on Board committees. In addition, the Chairman of the Board received $20,000, the Audit Committee chairman received $20,000, the Compensation Committee chairman received $10,000 and the Nominating and Governance Committee chairman received $4,000. Additionally, annual individual restricted stock grants were awarded equal to $100,000 in value, as measured on the date of grant. Board members are also reimbursed for travel and other business-related expenses. The Board has adopted stock ownership guidelines for its directors at four times their estimated annual share award, or $400,000.

On May 14, 2015, our non-employee directors, except Messrs. Edwards and Manuel, each received a grant of 3,138 fully vested shares of Common Stock with an award value of $100,000 pursuant to the Equity Plan. This grant represents noncash compensation for Board service for the year prior to that date. On August 27, 2014, Mr. Edwards, who joined the Board in June 2014, received a pro-rated grant of 2,844 shares of restricted stock pursuant to the Equity Plan with a vesting and issuance date of May 16, 2015. Mr. Manuel was initially elected to the Board on May 14, 2015.

Also on May 14, 2015, our non-employee directors each received a grant of 3,138 shares of restricted stock with an award value of $100,000 pursuant to the Equity Plan. This grant represents noncash compensation for Board service for the year following that date; accordingly, the awards vest and shares of Common Stock are issuable after one year. The directors have voting rights with respect to unvested shares of restricted stock.

As an employee, Mr. Becker does not receive director compensation. See Summary Compensation Table for information on his compensation.

The Compensation Committee retained Hay Group as an independent consultant during 2015 to evaluate our non-employee director compensation program and provide recommendations for appropriate changes, if any, to achieve market-competitiveness and consistency with recognized corporate governance best practices.

The following table sets forth 2015 compensation for non-employee directors.

Name	Fees earned or paid in cash ($)	Stock awards ($) (1)	Option awards ($)	All other comp. ($)	Total ($)
Wayne Hoovestol, Chairman	95,000	200,000	-	-	295,000
Jim Anderson	75,000	200,000	-	-	275,000
James Crowley	95,000	200,000	-	-	295,000
Gene Edwards (2)	75,000	100,000	-	-	175,000
Gordon Glade	75,000	200,000	-	-	275,000
Tom Manuel (3)	47,596	100,000	-	-	147,596
Brian Peterson (4)	77,527	200,000	-	-	277,527
Alain Treuer	85,000	200,000	-	-	285,000
(1)	Amounts for “Stock awards” reflect the aggregate grant date fair value of annual restricted stock grants pursuant to the Equity Plan computed in accordance with ASC 718. On May 14, 2015, our non-employee directors, except Messrs. Edwards and Manuel, each received a fully vested stock award with a value of $100,000. This grant represents noncash compensation for Board service for the year prior to that date. Also on May 14, 2015, our non-employee directors each received a grant of restricted stock with an award value of $100,000. This grant represents noncash compensation for Board service for the year following that date.
(2)	Mr. Edwards was appointed to the Board on June 19, 2014 and received a pro-rated grant of restricted stock for Board service for the balance of the period until the May 2015 annual meeting.
(3)	Mr. Manuel was elected to the Board on May 12, 2015; accordingly, Board fees earned were pro-rated for the balance of 2015. No stock awards were granted for service prior to May 2015.
(4)	Mr. Peterson was named chairman of the Nominating and Governance Committee as of May 13, 2015; accordingly, committee chairman fees earned were pro-rated for the balance of 2015.

EXECUTIVE OFFICERS

The following table provides certain information regarding our executive officers as of March 31, 2016.

Name	Age	Position
Todd A. Becker	50	President and Chief Executive Officer (and Director)
Jerry L. Peters	58	Chief Financial Officer
Jeffrey S. Briggs	51	Chief Operating Officer
George P. (Patrich) Simpkins	54	Chief Development and Risk Officer
Carl S. (Steve) Bleyl	57	Executive Vice President – Ethanol Marketing
Walter S. Cronin	53	Executive Vice President – Commercial Operations
Mark A. Hudak	56	Executive Vice President – Human Resources
Paul E. Kolomaya	50	Executive Vice President – Commodity Finance
Michelle S. Mapes	49	Executive Vice President – General Counsel and Corporate Secretary
Michael A. Metzler	53	Executive Vice President – Natural Gas & Power

Biographical information related to Todd Becker, who also serves as one of our directors, is provided above in this Proxy Statement. Since March 2015, our executive officers serve the general partner of GPP in the same capacity as noted below. Under an operational services and secondment agreement, we are reimbursed by GPP for certain compensation of our employees, including executive officers, who serve in management, maintenance and operational functions in support of its operations. Messrs. Peters, Briggs and Simpkins have also served as directors of the general partner of GPP since June 2015.

JERRY PETERS has served as Chief Financial Officer since June 2007. Mr. Peters served as Senior Vice President – Chief Accounting Officer for ONEOK Partners, L.P. from May 2006 to April 2007, as its Chief Financial Officer from July 1994 to May 2006, and in various senior management roles prior to that. ONEOK Partners is a publicly traded partnership engaged in gathering, processing, storage, and transportation of natural gas and natural gas liquids. Prior to joining ONEOK Partners in 1985, he was employed by KPMG LLP as a certified public accountant. Since September 2012, Mr. Peters has served on the board of directors and as chairman of the audit committee of the general partner of Summit Midstream Partners, LP, a publicly traded natural gas gathering partnership. Mr. Peters has a master’s degree in Business Administration from Creighton University with a Finance emphasis and a Bachelor of Science degree in Business Administration from the University of Nebraska – Lincoln.

JEFF BRIGGS has served as Chief Operating Officer since November 2009. Mr. Briggs served as a consultant to us from July 2009 to November 2009. Prior to his consulting role, he was Founder and General Partner of Frigate Capital, LLC, a private investment partnership investing in small and mid-sized companies, from January 2004 through January 2009. Prior to Frigate, Mr. Briggs spent nearly seven years at Valmont Industries, Inc. as President of the Coatings Division. Prior to Valmont, he acquired and managed an electronic manufacturing company; was Director of Mergers and Acquisitions for Peter Kiewit and Sons; worked for Goldman Sachs in their Equities Division; and served five years as an Officer in the U.S. Navy on a nuclear submarine. Mr. Briggs has a master’s degree in Business Administration from the Harvard Business School and a Bachelor of Science degree in Mechanical Engineering, Thermal and Power Systems from UCLA.

PATRICH SIMPKINS has served as Chief Development and Risk Officer since October 2014. Prior to joining Green Plains in May 2012 as Executive Vice President – Finance and Treasurer, Mr. Simpkins was Managing Partner of GPS Capital Partners, LLC, a capital advisory firm serving global energy and commodity clients. From February 2005 to June 2008, he served as Chief Operating Officer and Chief Financial Officer of SensorLogic, Inc., and as Executive Vice President and Global Chief Risk Officer of TXU Corporation from November 2001 to June 2004. Prior to that, Mr. Simpkins served in senior financial and commercial executive roles with Duke Energy Corporation, Louis Dreyfus Energy, MEAG Power Company and MCI Communications. Mr. Simpkins has a Bachelor of Business Administration degree in Economics and Marketing from the University of Kentucky.

STEVE BLEYL has served as Executive Vice President – Ethanol Marketing since October 2008. Mr. Bleyl served as Executive Vice President – Ethanol Marketing for VBV LLC from October 2007 to October 2008. From June 2003 to September 2007, he served as Chief Executive Officer of Renewable Products Marketing Group LLC, an ethanol marketing company, building it from a cooperative marketing group of five ethanol plants in one state to seventeen production facilities in seven states. Prior to that, Mr. Bleyl served more than 20 years in senior management and executive positions in the fuel industry. Mr. Bleyl has a master’s degree in Business Administration from the University of Oklahoma and a Bachelor of Science degree in Aerospace Engineering from the U.S. Military Academy.

WALTER CRONIN has served as Executive Vice President – Commercial Operations since August 2015. Mr. Cronin served as Chief Investment Officer of Green Plains Asset Management LLC, a wholly owned subsidiary of Green Plains, from November 2011 to August 2015. Mr. Cronin served as Executive Vice President and trading principal of County Cork Asset Management from April 2010 to November 2011, and as a consultant to Bunge Limited from September 2004 to March 2010. Prior to that, he gained over 28 years of commodity trading experience working at a number of firms, including R.J. O’Brien & Associates LLC and Continental Grain Company. Mr. Cronin has a Bachelor of Arts degree from the University of Santa Clara.

MARK HUDAK has served as Executive Vice President – Human Resources since November 2013. Prior to joining Green Plains in January 2013 as Vice President – Human Resources, Mr. Hudak served as Senior Director, Global Human Resources for Bimbo Bakeries from November 2010 to January 2013. Prior to that, Mr. Hudak was Vice President, Global Human Resources / Compliance and Ethics Officer at United Malt Holdings from September 2006 to November 2010. He held several senior level positions at ConAgra Foods, Inc. from December 2000 to September 2006. Mr. Hudak has a Bachelor of Science degree in Business Administration from Bellevue University.

PAUL KOLOMAYA has served as Executive Vice President – Commodity Finance since February 2012. Prior to joining Green Plains in August 2008 as Vice President – Commodity Finance, Mr. Kolomaya was employed by ConAgra Foods, Inc. from March 1997 to August 2008 in a variety of senior finance and accounting capacities, both domestic and international. Prior to that, he was employed by Arthur Andersen & Co. in both the audit and business consulting practices. Mr. Kolomaya holds chartered accountant and certified public accountant certifications and has a Bachelor of Honors Commerce degree from the University of Manitoba.

MICHELLE MAPES has served as Executive Vice President – General Counsel and Corporate Secretary since November 2009. Prior to joining Green Plains in September 2009 as General Counsel, Ms. Mapes was a Partner at Husch Blackwell LLP, where for three years she focused her legal practice nearly exclusively in renewable energy. Prior to that, she was Chief Administrative Officer and General Counsel for HDM Corporation. Ms. Mapes served as Senior Vice President – Corporate Services and General Counsel for Farm Credit Services of America from April 2000 to June 2005. Ms. Mapes holds a Juris Doctorate, a master’s degree in Business Administration and a Bachelor of Science degree in Accounting and Finance, all from the University of Nebraska – Lincoln.

MICHAEL METZLER has served as Executive Vice President – Natural Gas and Power since November 2015. Prior to joining Green Plains in May 2013 as Senior Vice President and General Manager – Natural Gas and Power, Mr. Metzler was Senior Vice President of Origination and Trading for Tenaska Marketing Ventures, spending nearly 20 years helping to build the company from its start up. Prior to Tenaska, he spent five years with Aquila Energy Marketing as Director of Marketing and Trading. Mr. Metzler holds a Bachelor of Business Administration degree in Management and Marketing from the University of Nebraska – Omaha.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

This Compensation Discussion and Analysis provides an overview of our executive compensation program, including:

•	the general compensation philosophy for executive compensation;

•	the material elements of executive compensation and the process we follow to make executive compensation decisions; and

•	information about 2015 compensation earned by the following NEOs:

¡	Todd Becker – President and Chief Executive Officer
¡	Jerry Peters – Chief Financial Officer
¡	Jeff Briggs – Chief Operating Officer
¡	Walter Cronin – Executive Vice President – Commercial Operations
¡	Steve Bleyl – Executive Vice President – Ethanol Marketing

Executive Compensation Philosophy

The Compensation Committee has structured our executive compensation policy based upon the following goals:

•	to attract, motivate and retain talented executive officers and other key employees;

•	to use incentive compensation to reinforce strategic performance objectives; and

•	to align the interests of executive officers and key employees with the interests of our shareholders, such that risks and rewards of strategic decisions are shared.

Compensation for executive officers consists of three core components: base compensation, annual performance/incentive awards and long-term incentive compensation. Equity awards are made pursuant to the Equity Plan.

Compensation Committee Process and Compensation Consultant

The Compensation Committee is responsible for designing, reviewing and overseeing the administration of our executive compensation program, and reviewing and approving annually all compensation decisions relating to our executive officers, including the NEOs. Generally, all decisions with respect to determining the amount or form of compensation for our executive officers are made by the Committee in accordance with the methodology described below.

When evaluating potential salary adjustments for executive officers, the Compensation Committee solicits and considers input provided by the chief executive officer relating to the executive’s performance and contribution to our overall performance. The chief executive officer plays no role in setting his own compensation.

The Compensation Committee considered the results of the most recent say-on-pay vote when determining compensation policies and decisions. At the 2011 annual meeting of shareholders, the frequency of holding an advisory vote to approve executive compensation was recommended to be every three years, which the Board adopted. The Compensation Committee has the sole authority from the Board for the appointment, compensation and oversight of our outside compensation consultant. The Compensation Committee retained Hay Group as an independent compensation consultant during 2015 and 2014 to assist with its responsibilities related to our executive and Board compensation programs. As required by SEC rules and Nasdaq listing standards, the Compensation Committee assessed the independence of Hay Group and concluded that it did not have a conflict of interest in completing these responsibilities.

The Compensation Committee strives to provide total compensation that is aligned and competitive with compensation data compiled by Hay Group based on a peer group of selected publicly traded companies within the same or similar industries with comparable financial performance. The peer group is periodically reviewed and revised, if necessary, to remove companies that have not maintained similar financial structure and add companies that are similar in nature to us. The peer group provides a reference point when making pay decisions and benchmarking short-term and long-term incentive plan awards and mechanics. The combination of industries represented by our core businesses and the small number of U.S. publicly traded direct competitors creates challenges in identifying peer group companies.

The Compensation Committee, in consultation with Hay Group, selects peer group companies that have one or more of the following characteristics: (i) similar in size and financial performance to us, (ii) within a relevant industry group (including companies engaged in the production of ethanol, alternative fuels or gasoline oxygenates as well as the marketing and distribution of such fuels and companies engaged in the production of agriculture products), (iii) considered competitors to us according to analysts and advisory firms and other selection criteria. The composition of the peer group is periodically reviewed and, if appropriate, updated to ensure continued relevancy and to account for mergers, acquisitions, divestures or other business-related changes that may occur. The following companies comprised the peer group for 2015:

Adams Resources & Energy, Inc.	H.B. Fuller Company
Alon USA Energy, Inc.	Ingredion Incorporated
The Andersons, Inc.	Koppers Holdings Inc.
Calumet Specialty Products Partners, L.P.	Methanex Corporation
CVR Energy, Inc.	Renewable Energy Group, Inc.
Darling Ingredients Inc.	The Scotts Miracle-Gro Company
Delek US Holdings, Inc.	The Valspar Corporation

Base Compensation

The Compensation Committee decides on the overall compensation package, including base salary, for our executive officers. The Compensation Committee believes that it is in our best interest to continue with a lower base salary structure in keeping with its pay for performance philosophy. The Compensation Committee reviews both national and industry specific compensation data derived by Hay Group by selecting a peer group of companies based upon their financial performance and operations. Each executive is evaluated against these data and adjustments are made based on individual factors such as experience level and job performance. The objective is to develop a compensation package that will attract and retain talented employees. Individual salaries vary based upon the individual’s level of responsibility, work experience, performance, impact on the business, tenure and potential for advancement.

Individual salaries for newly hired executive officers and other key employees are determined at the time of hire, and reassessed as needed, taking into account the above-factors, other than tenure. To attract and retain quality talent with the expertise to perform required duties, total compensation is generally established to be within a range of the 50th to 75th percentile of total compensation paid to personnel in similar positions in the market. We generally pay base salaries below the target market given our compensation philosophy, which is designed to reward executive officers and other key employees through our cash and stock-based incentives based on performance. To retain quality talent, the Compensation Committee may recommend base salary adjustments that are commensurate with increasing job responsibilities, internal equity and to reflect competitive market data for executive officers of industry-sector firms of similar size and performance. Hay Group’s methodology is used to evaluate positions and make comparisons among positions.

Base salaries in 2015 for the NEOs were as follows: Todd Becker – $525,000; Jerry Peters – $300,000; Jeff Briggs – $300,000; Walter Cronin – $250,000; and Steve Bleyl – $250,000. Effective February 16, 2016, base salaries for the NEOs, except Mr. Becker, were increased to the following amounts: Jerry Peters – $350,000; Jeff Briggs – $350,000; Walter Cronin – $300,000; and Steve Bleyl – $300,000.

Annual Performance/Incentive Awards

We use incentive compensation in the form of annual bonuses to reinforce performance-based objectives and retain key personnel. The Compensation Committee established the Umbrella STIP, which was approved by shareholders at the 2014 annual meeting. As required by and working within the parameters of the Umbrella STIP, the Compensation Committee set specific 2015 operational performance goals. The Umbrella STIP, effective January 1, 2014, limits individual annual incentive bonuses to no more than $10 million and eligible executives’ incentive bonuses, as a pool, to no more than 6% of EBITDA, with each participating executive’s share of the pool defined by the Umbrella STIP, subject to reduction by the Compensation Committee. The Umbrella STIP provides that certain specified employees may be awarded cash bonuses by the Compensation Committee upon meeting certain specified performance goals or other performance criteria as determined by the Compensation Committee. The performance goals under the Umbrella STIP were established by the Compensation Committee within the first 90 days of 2015. Each current employee who is also an executive officer participates in the Umbrella STIP.

Pursuant to the Umbrella STIP, the Compensation Committee established the target levels of cash bonuses for 2015 for each participating officer, ranging from 50% to 300% of such officer’s base salary, the potential award, ranging from 0% to 600% of each participating officer’s base salary, and the performance criteria evaluated in determining the actual cash bonus amount. Participants were eligible for awards based on a percentage of base salary as defined by the Compensation Committee depending on the level of achievement of our performance criteria. The Compensation Committee may utilize its discretion under the Umbrella STIP to adjust the award for external conditions beyond our control or that of the officer with an objective that total compensation for all executive officers would be awarded within a range of the 50th to 75th percentile of industry compensation defined by our peer group analysis and other methodologies consistent with industry practice, so long as the amount awarded to a participant does not exceed the limit under the Umbrella STIP.

The Compensation Committee, which utilized only negative discretion to reduce the amounts of awards in 2015, evaluated financial performance and also evaluated the executive’s performance in contributing to our overall goals and individual measurable performance objectives. Our financial performance component was based on achieving stated goals for 2015. The following goals and weighting percentages were established by the Compensation Committee to help measure officer performance and determine 2015 incentive awards: (1) a target range of adjusted EBITDA for ethanol production of $0 to $180 million (40%), (2) a target range of aggregate adjusted EBITDA for non-ethanol operations of $0 to $120 million (20%), (3) a target range of return on net assets of 1% to 10% (10%), (4) safety metrics focusing on safety, training and compliance (5%), (5) a performance management metric (5%) and (6) Compensation Committee discretion (20%). Individual performance objectives include non-financial business objectives such as execution and integration of acquisition transactions, coaching of key employees, efficient execution of operations and management of construction or capital expenditure projects.

The NEOs were entitled to potential cash awards under the Umbrella STIP for 2015, as set forth in the following table, subject to the discretion of the Compensation Committee.

Named Executive Officer & Title	Target Cash Bonus as a Percent of Base Salary	Potential Award Range as a Percent of Base Salary
Todd Becker, President & Chief Executive Officer	300%	0 - 600%
Jerry Peters, Chief Financial Officer	80%	0 - 200%
Jeff Briggs, Chief Operating Officer	80%	0 - 200%
Walter Cronin, EVP – Commercial Operations	80%	0 - 200%
Steve Bleyl, EVP – Ethanol Marketing	80%	0 - 200%

In 2015, adjusted EBITDA for ethanol production and non-ethanol operations was approximately $73.4 million and $86.3 million, respectively. We define adjusted EBITDA, for measurement under the Umbrella STIP, as EBITDA adjusted to exclude corporate activities. For a reconciliation of EBITDA to Net Income, see “Item 6. Selected Financial Data” in our Annual Report on Form 10-K for the year ended December 31, 2015. Actual return on net assets for 2015 was approximately 4.2%. The overall 2015 safety metric showed that we achieved the target qualitative measures reviewed, and the performance management metric was also achieved. Cash bonuses paid for 2015 performance ranged from 80% to 286% of base salaries for the NEOs. As previously noted, we generally pay base salaries below the target market given our compensation philosophy, which is designed to reward executive officers and other key employees through our cash and stock-based incentives. Cash bonuses and stock awards may fluctuate from year to year based on performance, with an overall goal of providing executive officers with total compensation within a range of the 50th to 75th percentile of industry compensation defined by our peer group analysis and other methodologies consistent with industry practice. See Summary Compensation Table below for the cash bonus amounts awarded for 2015. Additional information is also set forth in the Grants of Plan-Based Awards table.

Long-Term Incentive Compensation

The NEOs are eligible to receive long-term, equity-based incentive compensation awards under the Equity Plan and the GPP LTIP. Awards that may be issued under the GPP LTIP include unit awards, restricted units, phantom units, unit options, unit appreciation rights, distribution equivalent rights, profits interest units and other unit-based awards, and are limited to 2,500,000 common units, subject to proportionate adjustment in the event of unit splits and similar events. No grants have been awarded to NEOs under the GPP LTIP.

Our ability to operate our business and implement our strategies effectively depends, in part, on the efforts of our executive officers and other key personnel. Our executive officers have developed expertise in ethanol and related industries, and we have hired qualified managers and key personnel to operate our plants, agribusiness operations, partnership assets, and marketing and distribution business. Grants to executive officers of restricted stock, options or deferred stock encourage equity ownership and closely align management’s interests with the interests of shareholders, such that risks and rewards of strategic decisions are shared. Additionally, because awards will be subject to forfeiture in certain cases if employment is terminated, such awards are anticipated to provide a long-term incentive to remain employed with us.

Based on Compensation Committee assessments and recommendations, our long-term compensation program includes the following components to align management’s interests with the interests of shareholders:

•	Emphasizes “at risk” pay such as options and other long-term incentives.

•	Emphasizes long-term compensation such as options and restricted stock.

•	Rewards financial results and promotion of our objectives as well as individual performance against individual objectives.

In an effort to align the interests of management and shareholders with the goal of sharing the risks and rewards of strategic decisions that are made, the Compensation Committee reviews the advisability of granting shares or options to members of management. The aggregate number of shares or options granted to management will be based on the executive’s position and the value of each individual’s contributions, as well as competitive pay data from the peer group norms.

Equity compensation is determined by the Compensation Committee, which considers our performance, focusing primarily on annual EBITDA targets, each individual’s accomplishments compared with their goals for the year and each executive’s base salary and short-term incentive payments compared with total compensation. Based on our 2015 financial performance, individual performance evaluations and competitive pay data, restricted stock awards were issued in February 2016 for 2015 performance. Awards made in 2016 for 2015 performance to the NEOs consisted of the following grants: 222,718 shares to Mr. Becker, 37,120 shares to Mr. Peters, 37,120 shares to Mr. Briggs, 25,984 shares to Mr. Cronin, and 25,984 shares to Mr. Bleyl. Because stock awards are presented in the year of grant, the stock awards granted in 2016 for 2015 performance do not appear in the Summary Compensation Table for 2015. Awards to the NEOs in 2015 for 2014 performance consisted of grants of 116,849 shares to Mr. Becker, 22,616 shares to Mr. Peters, 22,616 shares to Mr. Briggs, 15,078 shares to Mr. Cronin, and 21,674 shares to Mr. Bleyl. To align the interests of the executive officers with the interests of our shareholders, such that risks and rewards of strategic decisions are shared, and to encourage retention of our executive officers, the restricted stock awards granted in 2016 and 2015 vest ratably, annually over the three years following the grant.

The amounts shown in the Summary Compensation Table related to 2014 and 2013 stock awards were for grants made in those years for prior year performance unless otherwise noted. These restricted stock awards vested 25% on the grant date and 25% annually for the next three years.

The Board has adopted stock ownership guidelines for its executive officers as follows: chief executive officer at six times base salary, chief financial officer and chief operating officer, each at four times base salary, and other executive officers at three times base salary.

Tax Deductibility of Compensation

Section 162(m) of the Internal Revenue Code limits the amount of compensation paid to NEOs, other than the chief financial officer, which may be deducted for federal income tax purposes in any fiscal year to $1,000,000. Performance-based compensation that has been approved by our shareholders and otherwise satisfies the performance-based requirements under Section 162(m) of the Internal Revenue Code is not subject to this $1,000,000 deduction limit. While the Compensation Committee believes that it generally is important for compensation paid to our NEOs to be tax deductible, it also recognizes the need to retain flexibility to make compensation decisions that may not meet the standards of Section 162(m) to enable us to attract, retain, reward and motivate its highly qualified executives. The Compensation Committee is composed entirely of “outside directors” in accordance with Section 162(m) of the Internal Revenue Code.

Impact of ASC 718

The Compensation Committee considers the accounting treatment applicable to the various forms of long-term incentive plans under ASC 718 in the design of our long-term equity incentive program. The Compensation Committee and the Company monitor ASC 718 expense to ensure that it is reasonable. However, this expense generally will not be the most important factor in making decisions about our long-term incentive plan.

Employment and Severance Agreements

We have entered into employment agreements with each of the NEOs. These agreements are described below. The Compensation Committee may adjust base salary, bonus percentage or long-term incentives to levels that exceed the initial terms of the executive officers’ employment agreements based on its periodic review of compensation data.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated into the Form 10-K for the year ended December 31, 2015.

Respectfully submitted,

Alain Treuer, Chairman
Jim Anderson
Gene Edwards
Tom Manuel

Summary Compensation Table

The following table provides certain compensation information for the years ended December 31, 2015, 2014 and 2013 for the NEOs.

Name and principal position	Year	Salary ($)	Stock awards ($) (1)	Non-equity incentive plan comp. ($) (2)	All other comp. ($) (3)	Total ($)
Todd Becker (4)	2015	525,000	3,100,000	1,500,000	86,652	5,211,652
President and Chief Executive Officer	2014	525,000	2,500,000	2,000,000	85,677	5,110,677
	2013	525,000	2,000,000	2,000,000	55,994	4,580,994

Jerry Peters (4)	2015	300,000	600,000	240,000	11,529	1,151,529
Chief Financial Officer	2014	300,000	500,000	500,000	11,329	1,311,329
	2013	300,000	262,500	400,000	11,129	973,629

Jeff Briggs	2015	300,000	600,000	240,000	11,070	1,151,070
Chief Operating Officer	2014	300,000	350,000	600,000	10,859	1,260,859
	2013	300,000	262,500	350,000	10,515	923,015

Walter Cronin (5)	2015	250,000	625,800	200,000	476	1,076,276
Executive Vice President - Commercial Operations

Steve Bleyl	2015	250,000	575,000	200,000	11,374	1,036,374
Executive Vice President - Ethanol Marketing	2014	250,000	400,000	375,000	11,174	1,036,174
	2013	250,000	175,000	250,000	10,614	685,614
(1)

Amounts for “Stock awards” reflect the aggregate grant date fair value computed in accordance with ASC 718. Amounts in the “Stock awards” column for 2015 includes awards made in 2015 for 2014 compensation, 2014 includes awards made in 2014 for 2013 compensation, and 2013 includes awards made in 2013 for 2012 compensation. Restricted stock awards granted in 2015 vest ratably, annually over the three-year period following the date of grant. Restricted stock awards granted in 2014 and 2013 vested 25% at time of grant, with the remaining award vesting over a three-year period. See Compensation Discussion and Analysis for additional information.
(2)	Columns for “Bonus,” which relates to discretionary cash bonuses that are not part of a short-term incentive plan, and “Option awards” have been omitted from this table because no compensation is reportable thereunder. “Non-equity incentive plan compensation” amounts were paid pursuant to the Umbrella STIP.
(3)	“All other compensation” generally consists of our match to the executive officer’s 401(k) retirement plan, up to a maximum of $10,600 per employee for 2015, $10,400 per employee for 2014 and $10,200 per employee for 2013, and imputed income on Company-paid life insurance. For Mr. Becker, the amounts also include insurance premiums paid by us and our gross-up to cover the taxes on this benefit. See Employment Arrangements below for further information on our employment agreement with Mr. Becker.
(4)	Messrs. Becker and Peters were also named executive officers for GPP in 2015. Pursuant to the operational services and secondment agreement, Mr. Becker’s salary and non-equity incentive plan compensation allocated to GPP for 2015 was $11,350 and $32,428, respectively, and Mr. Peters’ salary and non-equity incentive plan compensation allocated to GPP for 2015 was $6,486 and $5,188, respectively.
(5)	Mr. Cronin was named an executive officer in August 2015. In addition to stock previously awarded in 2015 for 2014 compensation, Mr. Cronin received a grant of restricted stock in August 2015 with a grant date fair value of $225,800.

Employment Arrangements

Mr. Becker.    Effective October 16, 2008, we entered into an employment agreement with Mr. Becker to serve as our President and Chief Operating Officer. Mr. Becker was named President and Chief Executive Officer on January 1, 2009. Mr. Becker’s employment agreement was amended in December 2009 to provide for a tax gross-up payment in the event of any tax payments on fringe benefits. The terms of the employment agreement provide that Mr. Becker will receive the following: (i) an annual base salary, currently at $525,000, (ii) an annual target bonus as a percentage of base salary based on performance objectives set by the Board’s Compensation Committee, (iii) annual awards of long-term incentive benefits of a type and level that is competitive with long-term incentive plan benefits provided to chief executive officers of public companies of comparable size in similar industries, and (iv) a fully exercisable option to acquire 150,000 shares at an exercise price equal to $10 per share. Mr. Becker’s employment is at-will and may be terminated at any time, by either party, for any reason whatsoever. If employment is terminated without cause or for good reason, Mr. Becker will receive one year of base salary plus the greater of his maximum annual cash bonus for that year or the average bonus paid for the prior two years, up to one year of continued health and dental coverage (which ceases upon acceptance of a comparable position within such period) and certain relocation assistance if he relocates beyond 50 miles within six months of termination. In addition, all shares acquired upon exercise of options granted therein would then be released from certain lock-up restrictions, and all outstanding options and other equity awards would fully vest. See Potential Payments upon Termination or Change in Control for additional information.

Mr. Peters.    Effective October 24, 2008, we entered into an amended and restated employment agreement with Mr. Peters. The terms of the employment agreement provide that Mr. Peters will receive (i) an annual base salary, currently at $350,000, (ii) an annual target bonus as a percentage of base salary based on performance objectives set by the Board’s Compensation Committee, (iii) participation in the long-term incentive program developed by us, and (iv) other benefits that are generally available to our employees. Mr. Peters’ employment is at-will and may be terminated at any time, by either party, for any reason whatsoever. If employment is terminated without cause or for good reason, Mr. Peters will receive six month’s base salary plus the greater of one-half of the maximum bonus for that year or the average bonus paid in the prior two years and all outstanding equity awards would fully vest. See Potential Payments upon Termination or Change in Control for additional information.

Mr. Briggs.    Mr. Briggs joined us in 2009 and entered into an employment agreement with us effective March 4, 2011. The agreement provides for (i) an annual base salary, currently at $350,000, (ii) an annual target bonus as a percentage of base salary based on performance objectives set by the Board’s Compensation Committee, (iii) participation in a long-term incentive program developed by us, and (iv) participation in our benefit plans. Mr. Briggs’ employment is at-will and may be terminated at any time, by either party, for any reason whatsoever. If employment is terminated without cause or for good reason, Mr. Briggs will receive six month’s base salary and all outstanding equity awards would fully vest. See Potential Payments upon Termination or Change in Control for additional information.

Mr. Cronin.    Mr. Cronin, who was named Executive Vice President – Commercial Operations in August 2015, has not entered into an employment agreement with Green Plains.

Mr. Bleyl.    Mr. Bleyl was named Executive Vice President – Ethanol Marketing in 2008 and entered into an employment agreement with us effective March 4, 2011. The agreement provides for (i) a base salary, currently at $300,000, (ii) an annual target bonus as a percentage of base salary based on performance objectives set by the Board’s Compensation Committee, (iii) participation in a long-term incentive program developed by us, and (iv) participation in our benefit plans. Mr. Bleyl’s employment is at-will and may be terminated at any time, by either party, for any reason whatsoever. If employment is terminated without cause or for good reason, Mr. Bleyl will receive six month’s base salary and all outstanding equity awards shall fully vest. See Potential Payments upon Termination or Change in Control for additional information.

See Compensation Discussion and Analysis for further details on 2015 performance objectives.

Grants of Plan-Based Awards

The following table sets forth information related to grants under the Umbrella STIP and grants of stock awards pursuant to the terms of the Equity Plan to the NEOs during 2015.

Name (1)	Grant date	Estimated future payouts under non-equity incentive plan awards (2)		All other stock awards: number of shares of stock or units (#) (4)	Grant date fair value of stock and option awards ($)
		Target $	Maximum $ (3)
Todd Becker	2/6/15	1,575,000	N/A	116,849	3,100,000
Jerry Peters	2/6/15	240,000	N/A	22,616	600,000
Jeff Briggs	2/6/15	240,000	N/A	22,616	600,000
Walter Cronin	2/6/15	N/A	N/A	15,078	400,000
	8/17/15			10,000	225,800
Steve Bleyl	2/6/15	200,000	N/A	21,674	575,000
(1)	Columns for “Estimated future payouts under equity incentive plan awards,” “All other option awards: number of securities underlying options” and “Exercise or base price of option awards” have been omitted from this table because no compensation is reportable thereunder.
(2)	See Compensation Discussion and Analysis for additional information about the Umbrella STIP.
(3)	The maximum estimated future payouts under non-equity incentive plan awards are subject to Compensation Committee discretion.
(4)	This table includes equity awards granted in 2015 related to 2014 performance but does not include awards granted in 2016 for 2015 performance. Mr. Cronin received an additional equity award that was granted at time he was named an executive officer. Restricted stock awards granted in 2015 vest ratably, annually over the three-year period following the date of grant to encourage retention. See Summary Compensation Table for more information.

Outstanding Equity Awards at Year-End

The following table sets forth information related to outstanding equity awards for the NEOs as of December 31, 2015.

	Option awards (2)				Stock awards (2)
Name (1)	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)
Todd Becker	40,000	-	10.00	10/15/16
	100,000	-	12.48	12/22/19
					227,285	5,204,827
Jerry Peters	25,000	-	5.99	10/24/16
					40,867	935,854
Jeff Briggs	18,750	-	11.75	11/23/19
					37,589	860,788
Walter Cronin	-	-	-	-
					27,263	624,323
Steve Bleyl	50,000	-	5.99	10/15/16
					35,297	808,301
(1)	Columns related to “Equity incentive plan awards” have been omitted because no compensation is reportable thereunder.
(2)	Restricted stock awards granted in 2015 vest ratably, annually over the three-year period following the date of grant. Stock options and restricted stock awards granted prior to 2015 vested 25% immediately and vest another 25% per year beginning on the first anniversary of the date of grant, resulting in a three-year vesting term, except that 40,000 unexercised options held by Mr. Becker at December 31, 2015, which were issued in October 2008 at an exercise price of $10.00 per share, were fully exercisable on their date of grant.

Option Exercises and Stock Vested

The following table sets forth information on stock options exercised or restricted stock vested for the NEOs during 2015.

Name	Option awards		Stock awards
	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of shares acquired on vesting (#)	Value realized on vesting ($)
Todd Becker	-	-	127,803	3,345,931
Jerry Peters	30,000	250,200	18,372	421,824
Jeff Briggs	-	-	20,084	523,893
Walter Cronin	-	-	1,093	28,997
Steve Bleyl	-	-	16,515	430,882

Potential Payments upon Termination or Change in Control

Employment Agreement for Mr. Becker

We have an employment agreement with Mr. Becker. See Employment Arrangements above for additional information. Upon termination without cause or for good reason, Mr. Becker is entitled to (a) one year of base salary plus the greater of his maximum annual cash bonus for that year or the average bonus paid for the prior two years, (b) up to one year of continued health and dental coverage (which ceases upon acceptance of a comparable position within such period) and (c) certain relocation assistance if he relocates beyond 50 miles within six months of termination. In addition, all shares acquired upon exercise of options granted therein would then be released from certain lock-up restrictions and all outstanding options and other equity awards would fully vest.

The employment agreement also contains a gross-up provision to address any excess parachute payments resulting under Section 280G of the Internal Revenue Code. In the event any severance benefits provided to Mr. Becker subject him to the excise tax imposed under Section 4999 of the Internal Revenue Code, we will pay Mr. Becker the amount necessary to make up for the excise tax on excess parachute payments and income and payroll taxes on the excise tax.

For such purposes, cause is defined as one of the following: (a) a material breach by the executive of the terms of this agreement, not cured within thirty (30) days from receipt of notice from the Board of such breach, (b) conviction of, or plea of guilty or no contest to, a felony; (c) willful misconduct or gross negligence in connection with the performance of executive’s duties; or (d) willfully engaging in conduct that constitutes fraud, gross negligence or gross misconduct that results in material harm to us. For purposes of this definition, no act, or failure to act, on the executive’s part shall be considered willful unless done, or omitted to be done, by the executive in knowing bad faith and without reasonable belief that his action or omission was in, or not opposed to, our best interests. Notwithstanding the foregoing, the executive shall not be deemed to have been terminated for cause unless and until the executive has received a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting called and held for such purpose (after reasonable notice to the executive and an opportunity for the executive, together with his counsel, to be heard by the Board), finding that, in the good faith opinion of the Board, the executive is guilty of the conduct set forth above in (a), (b), (c) or (d) of this definition and specifying the particulars thereof in detail.

For such purposes, good reason is defined as any of the following if the same occurs without the executive’s express written consent: (a) a material diminution in executive’s base salary as described in the employment agreement; (b) a material diminution in executive’s authority, duties, or responsibilities; (c) a material diminution in the authority, duties, or responsibilities of the person to whom the executive is required to report; (d) a material change in the geographic location at which the executive must perform the services (for this purpose, any relocation of more than 50 miles is deemed a material change); (e) any material reduction or other adverse change in the executive’s benefits under any applicable and properly approved compensation plan or arrangement without the substitution of comparable benefits; or (f) any other action or inaction that constitutes a material breach by us under the employment agreement. To terminate for good reason, the executive must incur a termination of employment on or before the second anniversary of the initial existence of the condition.

Employment Agreement for Mr. Peters

On October 24, 2008, we entered into an amended and restated employment agreement with Mr. Peters. See Employment Arrangements above for additional information. If Mr. Peters is terminated without cause or for good reason, Mr. Peters will receive six month’s base salary plus the greater of (a) one-half of the maximum bonus for that year or (b) one-half of the average bonus paid in the prior two years and all outstanding equity awards will fully vest. The definitions for cause and good reason are the same as described above for Mr. Becker, except that good reason does not include subsection (f) in the definition above and cause does not require an affirmative vote of the Board.

The employment agreement also contains a gross-up provision to address any excess parachute payments resulting under Section 280G of the Internal Revenue Code. In the event any severance benefits provided to Mr. Peters subject him to the excise tax on excess parachute payments imposed under Section 4999 of the Internal Revenue Code, we will pay Mr. Peters the amount necessary to make up for the excise tax on excess parachute payments and income and payroll taxes on the excise tax.

Employment Agreements for Messrs. Briggs and Bleyl

We have employment agreements with Messrs. Briggs and Bleyl. See Employment Arrangements above for additional information. Upon termination without cause or for good reason, each will receive an amount equal to six months base salary and all outstanding equity awards will fully vest. The definitions for cause and good reason are the same as described above for Mr. Becker, except that the definition of good reason for Messrs. Briggs or Bleyl does not specify the distance for an applicable relocation.

Equity Acceleration

2007 Equity Incentive Plan. Awards outstanding under the 2007 Equity Incentive Plan will fully vest upon a change in control unless (a) assumed by the successor corporation; (b) replaced with a cash retention program providing the same value or (c) otherwise limited by the plan administrator. A change in control shall be deemed to have occurred if in a single transaction or series of related transactions:

(a)	any person (as such term is used in Section 13(d) and 14(d) of the Exchange Act), or persons acting as a group, other than a trustee or fiduciary holding securities under an employment benefit program, is or becomes a beneficial owner (as defined in Rule 13-3 under the Exchange Act), directly or indirectly of securities representing 51% or more of our combined voting power;

(b)	there is a merger, consolidation, or other business combination transaction with or into another corporation, entity or person, other than a transaction in which the holders of at least a majority of our shares of voting capital stock outstanding immediately prior to such transaction continue to hold (either by such shares remaining outstanding or by their being converted into shares of voting capital stock of the surviving entity) a majority of the total voting power represented by the shares of voting capital stock of the Company (or surviving entity) outstanding immediately after such transaction; or

(c)	all or substantially all of our assets are sold.

2009 Equity Incentive Plan, as amended. Awards outstanding under the Equity Plan will fully vest upon a change in control (a) if not fully converted and assumed, (b) if the awards are converted and assumed, after a qualifying termination, or (c) by the participant for good reason, if it is defined in the applicable award agreement or employment agreement. Qualifying termination is defined as a termination of employment within twenty-four months following a change in control or by us other than for cause, gross negligence, or deliberate misconduct which demonstrably harms us. A change in control shall be deemed to have occurred if in a single transaction or series of related transactions:

(a)	any person (as such term is used in Section 13(d) and 14(d) of the Exchange Act), or persons acting as a group, other than a trustee or fiduciary holding securities under an employment benefit program, is or becomes a beneficial owner (as defined in Rule 13-3 under the Exchange Act), directly or indirectly of securities representing 51% or more of our combined voting power;

(b)	there is a merger, consolidation, or other business combination transaction with or into another corporation, entity or person, other than a transaction in which the holders of at least a majority of the shares of voting capital stock outstanding immediately prior to such transaction continue to hold (either by such shares remaining outstanding or by their being converted into shares of voting capital stock of the surviving entity) a majority of the total voting power represented by the shares of voting capital stock of the Company (or surviving entity) outstanding immediately after such transaction;

(c)	during any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who entered into an agreement with us to effect a transaction described in (a) or (b) above) whose election by the Board or nomination for election by our shareholders was approved by a vote of at least two-thirds of the directors still in office, who either were directors at the beginning of the two-year period or whose election or nomination for election was previously approved, cease for any reason to constitute a majority thereof; or

(d)	all or substantially all of our assets are sold.

The option award agreement also provides that if an executive is terminated without cause, the option will be deemed to have vested through the next annual anniversary of the grant date.

The following tables provide information on potential benefits that could be received by the NEOs upon a termination or change in control. The tables assume termination as of the close of business on December 31, 2015. The closing price of our Common Stock on the last trading day of 2015 was $22.90. Post-termination health care represents the approximate value of such benefits. Upon a change in control, the executive may be subject to certain excise taxes imposed by Section 4999 of the Internal Revenue Code on any excess parachute payments under Section 280G. As discussed above, we have agreed to reimburse Mr. Becker and Mr. Peters for all such excise taxes and any income and excise taxes that are payable by the executive as a result of any such reimbursements. Currently, amounts shown as compensation related to change in control do not trigger excise taxes for excess parachute payments; and therefore are not included in the tables below.

Todd Becker

Executive Benefits and Payments Upon Termination	Termination without Cause or for Good Reason	Change in Control
Termination Compensation
Base Salary and Bonus (1)	$3,675,000	$-
Equity Vesting (2)	5,204,827	5,204,827

Benefits and Perquisites
Post-Termination Health Care	23,012	-
Certain Relocation Benefits (3)	-	-

Total	$8,902,839	$5,204,827

(1)	Assumes a bonus of the greater of his maximum bonus for that year or the average of his bonuses during the prior two years.
(2)	Represents accelerated vesting of all outstanding equity awards and release of restrictions on such awards.
(3)	Relocation assistance in the event of termination without cause or for good reason, or for a termination following a change in control if relocation is more than 50 miles beyond Omaha, Nebraska within six months of such time. The value of such assistance cannot be determined until such an event occurs.

Jerry Peters

Executive Benefits and Payments Upon Termination	Termination without Cause or for Good Reason	Change in Control
Termination Compensation
Base Salary and Bonus (1)	$450,000	$-
Equity Vesting (2)	935,854	935,854

Total	$1,385,854	$935,854

(1)	Assumes a bonus of the greater of one-half of his maximum bonus for that year or one-half the average of his bonuses during the prior two years.
(2)	Represents accelerated vesting of all outstanding equity awards and release of restrictions on such awards.

Jeff Briggs

Executive Benefits and Payments Upon Termination	Termination without Cause or for Good Reason	Change in Control
Termination Compensation
Base Salary	$150,000	$-
Equity Vesting (1)	860,788	860,788

Total	$1,010,788	$860,788

(1)	Represents accelerated vesting of all outstanding equity awards and release of restrictions on such awards.

Walter Cronin

Executive Benefits and Payments Upon Termination	Change in Control
Termination Compensation
Equity Vesting (1)	$624,323

Total	$624,323

(1)	Represents potential accelerated vesting of all outstanding equity awards and release of restrictions on such awards in the event of a change in control (as described above).

Steve Bleyl

Executive Benefits and Payments Upon Termination	Termination without Cause or for Good Reason	Change in Control
Termination Compensation
Base Salary	$125,000	$-
Equity Vesting (1)	808,301	808,301

Total	$933,301	$808,301

(1)	Represents accelerated vesting of all outstanding equity awards and release of restrictions on such awards.

Compensation Committee Interlocks and Insider Participation

No members of the Compensation Committee have ever served as officers or employees of the Company, and no officers or other employees have ever served on the Compensation Committee. During 2015, none of our executive officers served: (i) on a compensation committee of another entity which had an executive officer serving on the Compensation Committee; (ii) as a director of another entity which had an executive officer serving on the Compensation Committee; or (iii) as a member of a compensation committee of another entity which had an executive officer who served as a director of the Company.

Compensation Risk Assessment

With the help of its compensation consultant, in 2015 the Compensation Committee reviewed our executive compensation policies and practices, and determined that our executive compensation programs are not reasonably likely to have a material adverse effect on us. The Compensation Committee also reviewed our compensation programs for certain design features which have been identified by experts as having the potential to encourage excessive risk-taking, with none being identified in our programs.

Moreover, the Compensation Committee determined that, for all employees, our non-executive compensation programs do not encourage excessive risk and instead encourage behaviors that support sustainable value creation, as these programs are fully discretionary after performance for the relevant period has been achieved, recommended by senior management to the Compensation Committee and reviewed at such time to support our goals and objectives.

EQUITY COMPENSATION PLANS

The following table sets forth, as of December 31, 2015, certain information related to our compensation plans under which shares of our Common Stock are authorized for issuance.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Averaged Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders (1)	208,750	$10.68	1,226,101
Equity compensation plans not approved by security holders (2)	90,000	$7.77	-

Total	298,750		1,226,101

(1)	The maximum number of shares that may be issued under the Equity Plan as option grants, restricted stock awards, restricted stock units, stock appreciation rights, direct share issuances and other stock-based awards is 3,000,000 shares of our Common Stock, plus shares remaining under the 2007 Equity Incentive Plan that were rolled into the Equity Plan in 2009.
(2)	In connection with the October 2008 merger with VBV, LLC, 150,000 fully vested options were issued to Todd Becker as an inducement grant pursuant to Mr. Becker’s employment agreement. Grants were given to six other individuals for a total of 260,000 options as inducement to enter into employment arrangements with Green Plains. A total of 320,000 of these options have been exercised or forfeited. All remaining options were fully vested at December 31, 2015.

PRINCIPAL SHAREHOLDERS

The following table sets forth certain information with respect to the beneficial ownership of our Common Stock as of March 15, 2016, for: (i) each person or group (as that term is used in Section 13(d)(3) of the Exchange Act) who is known by us to beneficially own more than five percent of our Common Stock, (ii) each of our directors, including the nominees for election as director, (iii) each of the NEOs, and (iv) all directors and executive officers, eighteen in number, as a group. The table also sets forth certain information as of March 15, 2016, with respect to the beneficial ownership of common units of our subsidiary GPP. On March 15, 2016, we had 38,472,451 shares of Common Stock outstanding. Except as noted below, the persons listed below possess sole voting and investment power over their respective shares. The Shareholders’ Agreement discussed above under INFORMATION ABOUT THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE – Board of Directors also provides certain registration rights with respect to the shares of our Common Stock held by the parties. We have a policy that does not permit hedging of Company securities by executive officers.

Name and Address of Beneficial Owner (1)	Shares Beneficially Owned (2)	Percentage of Total	GPP Units Beneficially Owned (3)	Percentage of Total (3)
Tourbillon Capital Partners LP (4) 444 Madison Avenue, 26th Floor New York, NY 10022	3,440,462	8.9%
BlackRock, Inc. (4) 55 East 52nd Street New York, NY 10055	3,405,126	8.9
Dimensional Fund Advisors LP (4) 6300 Bee Cave Road, Building One Austin, TX 78746	3,181,685	8.3
The Vanguard Group, Inc. (4) 100 Vanguard Blvd. Malvern, PA 19355	2,179,378	5.7
Morgan Stanley (4) 1585 Broadway New York, NY 10036	1,994,832	5.2
Alain Treuer (5)	836,911	2.2
Wilon Holdings S.A. (5) 53rd E Street Urbanizacion Marbella MGM Tower 16th Floor Panama City, Republic of Panama	793,136	2.1
Todd Becker (6)	782,056	2.0	57,556	*
Jeff Briggs (7)	215,990	*	-	*
Brian Peterson (8)	148,875	*
Steve Bleyl (9)	147,402	*	5,000	*
Jerry Peters (10)	144,877	*	15,000	*
Wayne Hoovestol (11)	136,307	*
Gordon Glade (12)	59,763	*
Michael Metzler	58,379	*	2,500	*
Jim Anderson	54,775	*
Walter Cronin	50,974	*
James Crowley	18,613	*
Gene Edwards	5,982	*
Thomas Manuel	3,138	*
Executive Officers and Directors as a Group (18 persons) (3) (13)	2,941,747	7.6	117,056	*
*	Less than 1%.

(1)	Except where otherwise indicated, the address of the beneficial owner is deemed to be the same address as the Company.

(2)	Beneficial ownership is determined in accordance with SEC rules and generally includes holding voting and investment power with respect to the securities. Shares of Common Stock subject to options currently exercisable, or exercisable within 60 days, are deemed outstanding for computing the percentage of the total number of shares beneficially owned by the designated person, but are not deemed outstanding for computing the percentage for any other person.
(3)	Includes common units of GPP held directly by executive officers as of March 15, 2016, with percentage calculated based on 15,899,731 common units outstanding. Directors of the Company, except for Mr. Becker, are not directors of GPP. Accordingly, holdings of GPP units by our outside directors, if any, are not reported in this table.
(4)	Based on the amount reported in the respective Schedule 13G filing, as follows:

i.	Tourbillon Capital Partners LP – filed on February 16, 2016; shares are beneficially owned with sole voting power over none of the shares and sole dispositive power over none of the shares.

ii.	BlackRock Inc. – filed on January 26, 2016; shares are beneficially owned with sole voting power over 3,319,040 of the shares and the power to dispose of all of the shares.

iii.	Dimensional Fund Advisors LP (DFA) – filed on February 9, 2016; in its role as investment advisor, sub-advisor and/or manager, DFA may be deemed to be beneficial owner of these shares, but it disclaims beneficial ownership of these shares; in this role, shares are beneficially owned with sole voting power over 3,071,299 of the shares and the power to dispose of all of the shares.

iv.	The Vanguard Group, Inc. – filed on February 10, 2016; shares are beneficially owned with sole voting power over 46,993 of the shares and sole dispositive power over 2,133,485 of the shares.

v.	Morgan Stanley – filed on March 10, 2016; shares are beneficially owned with sole voting power over 1,991,200 of the shares and sole dispositive power over all of the shares.
(5)	Consists of 43,775 shares held by Mr. Treuer and 793,136 shares owned by Wilon Holdings S.A. Although Mr. Treuer has voting and investment power with respect to the shares owned by Wilon, he disclaims beneficial ownership of the shares owned by Wilon, except to the extent of his pecuniary interest therein.
(6)	Includes options exercisable within 60 days of March 15, 2016, for 140,000 shares.
(7)	Includes options exercisable within 60 days of March 15, 2016, for 18,750 shares.
(8)	Includes options exercisable within 60 days of March 15, 2016, for 10,000 shares. Also includes 15,000 shares that Mr. Peterson owns jointly with his child.
(9)	Includes options exercisable within 60 days of March 15, 2016, for 50,000 shares.
(10)	Includes options exercisable within 60 days of March 15, 2016, for 25,000 shares.
(11)	Includes 17,000 shares owned by Mr. Hoovestol’s wife.
(12)	Includes 11,988 shares owned by entities in which Mr. Glade has ownership.
(13)	Includes options exercisable within 60 days of March 15, 2016, totaling 248,750 shares for executive officers and directors as a group.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Procedures Regarding Related Party Transactions

The Board has adopted a written policy governing related party transactions. A related party includes (a) any person who is or was (at any time during the last year) an executive officer, director or nominee for election as a director; (b) any person or group who is a beneficial owner of more than 5% of our voting securities; (c) any immediate family member of a person described in provisions (a) or (b); or (d) any entity in which any of the foregoing persons is employed, is a partner or has a greater than 10% beneficial ownership interest. The related party policy requires the Audit Committee to review each related party transaction, which is any transaction, arrangement or relationship with a related party where the aggregate amount involved is expected to exceed $120,000 in any calendar year, and determine whether it will approve or ratify such transaction. Certain smaller specified transactions are deemed preapproved by the Audit Committee.

In determining whether a related party transaction will be approved or ratified, the Audit Committee may consider factors such as (a) the extent of the related party’s interest in the transaction; (b) the availability of other sources of comparable products or services; (c) whether the terms are competitive with terms generally available in similar transactions with persons that are not related parties; (d) the benefit to us; and (e) the aggregate value of the transaction.

Related Party Transactions

Commercial Contracts

Three of our subsidiaries have executed separate financing agreements for equipment with AXIS Capital Inc. Gordon F. Glade, President and Chief Executive Officer of AXIS Capital, is a member of our Board. In March 2014, a subsidiary of ours entered into $1.4 million of new equipment financing agreements with AXIS Capital with monthly payments beginning in April 2014. Balances of $1.0 million and $1.2 million related to these financing arrangements were included in debt at December 31, 2015 and 2014, respectively. Payments, including principal and interest, totaled $0.3 million, $0.3 million and $0.1 million for the years ended December 31, 2015, 2014 and 2013, respectively. The weighted average interest rate for the financing agreements with AXIS Capital was 6.8%.

Aircraft Leases

Effective January 1, 2015, we entered into two agreements with an entity controlled by Wayne Hoovestol for the lease of two aircrafts. Mr. Hoovestol is Chairman of the Board. We agreed to pay $9,766 per month for the combined use of up to 125 hours per year of the aircrafts. Flight time in excess of 125 hours per year will incur additional hourly charges. These agreements replaced prior agreements with entities controlled by Mr. Hoovestol for the lease of two aircrafts for $15,834 per month for use of up to 125 hours per year, with flight time in excess of 125 hours per year incurring additional hourly charges. During the years ended December 31, 2015, 2014 and 2013, payments related to these leases totaled $270 thousand, $187 thousand and $136 thousand, respectively. We had no outstanding payables related to these agreements at December 31, 2015, and approximately $2 thousand in outstanding payables at December 31, 2014.

Other Transactions

As discussed above, pursuant to an operational services and secondment agreement, we are reimbursed by GPP for certain compensation of our employees, including executive officers, who serve in management, maintenance and operational functions in support of its operations. GPP also has various fee-based commercial agreements with our subsidiary, Green Plains Trade Group LLC, including a storage and throughput agreement, a rail transportation services agreement, a trucking transportation agreement and various terminal services agreements for our fuel terminal facilities.

INDEPENDENT PUBLIC ACCOUNTANTS

Fees

For the years ended December 31, 2015 and 2014, KPMG LLP was our independent auditor. The following table sets forth aggregate fees billed to us, including fees related to services rendered for GPP, for professional services rendered by KPMG for the years ended December 31, 2015 and 2014.

	2015	2014
Audit Fees	$1,847,295	$1,185,735
Audit-Related Fees	160,000	-
Tax Fees	12,769	7,000
All Other Fees	-	-

Total	$2,020,064	$1,192,735

Audit Fees. Audit fees were for professional services rendered for the annual audit of our consolidated financial statements, quarterly reviews of our consolidated financial statements, reviews of our other filings with the SEC, and other fees that are normally provided by the independent auditor in connection with statutory and regulatory filings or engagements.

Audit-Related Fees. Audit-related fees are for professional services rendered for assurance and related services that were reasonably related to the performance of the audit or review of our consolidated financial statements, other than those previously reported under audit fees. The amount in 2015 pertains to work performed by KPMG related to the Form S-1 registration statement filed in connection with the GPP initial public offering. There were no audit-related fees billed by KPMG in 2014 not otherwise disclosed.

Tax Fees. Tax fees are for professional services, approved by the Audit Committee in advance, rendered for tax compliance, tax advice and tax planning.

All Other Fees. All other fees include other products and services that are not otherwise disclosed. There were no other fees billed by KPMG in 2015 or 2014.

Pre-Approval of Audit and Non-Audit Services

We have adopted policies and procedures for pre-approval of all audit and non-audit services to be provided by our independent auditor. It is our policy that the Audit Committee pre-approve all audit, tax and other non-audit services. A proposal for audit or non-audit services must include a description and purpose of the services, estimated fees and other terms of the services. To the extent a proposal relates to non-audit services, a determination that such services qualify as permitted non-audit services and an explanation as to why the provision of such services would not impair the independence of the independent auditor are also required.

All of the services provided by KPMG during 2015 and 2014 were approved in advance by our Audit Committee. The Audit Committee has considered whether the provision of the services performed by our principal accountant is compatible with maintaining the principal accountant’s independence.

Availability of Accountants

Representatives from KPMG are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. Such representatives are also expected to be available to respond to appropriate questions.

AUDIT COMMITTEE REPORT

The Company has an Audit Committee established in accordance with section 3(a)(58)(A) of the Securities Exchange Act of 1934. The Board of Directors has designated Mr. James Crowley as its audit committee financial expert as defined in Rule 407(d)(5) of Regulation S-K. Mr. Crowley also serves as the Audit Committee chairman.

Management is responsible for the Company’s internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company’s internal control over financial reporting and an independent audit of the Company’s financial statements in accordance with generally accepted auditing standards and to issue reports thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

The Audit Committee has reviewed and discussed with management the Company’s audited consolidated financial statements for the year ended December 31, 2015, which has primary responsibility for the financial statements. KPMG, the Company’s independent auditor for the year ended December 31, 2015, is responsible for expressing an opinion as to whether the Company’s audited consolidated financial statements are presented fairly in all material respects in conformity with generally accepted accounting principles. The Audit Committee met with KPMG and Company management to discuss the Company’s financial reports. The Audit Committee discussed with KPMG the matters required to be discussed by Statement of Auditing Standard No. 61

(Communication with Audit Committees), as may be modified or supplemented. Additionally, the Audit Committee received the written disclosures and the letter from KPMG required to be delivered to them under the applicable requirements of the Public Company Oversight Board regarding communications concerning independence, and the Audit Committee considered whether KPMG maintained its independence during the year ended December 31, 2015. Based on these discussions, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s report on Form 10-K for the year ended on December 31, 2015.

Respectfully submitted,

James Crowley, Chairman

Jim Anderson

Gene Edwards

Gordon Glade

Brian Peterson

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who beneficially own more than 10% of our Common Stock to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms filed by such persons.

Based on a review of such forms received by us, we believe that all of our directors, executive officers and 10% shareholders complied in a timely manner with the Section 16(a) filing requirements for the most recent calendar year.

OTHER MATTERS

Annual Report

This Proxy Statement and our Annual Report, which includes financial and other information about our activities but is not to be deemed a part of the proxy soliciting material, are available at our website at www.gpreinc.com. Additionally, you may access our Proxy Statement at www.edocumentview.com/GPRE. Our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act are available free of charge on our website at www.gpreinc.com as soon as reasonably practicable after we file or furnish such information electronically with the SEC. A copy of the annual report on Form 10-K and the exhibits filed with the our annual report on Form 10-K will be mailed to shareholders without charge upon written request to Green Plains Inc., Attention: Michelle S. Mapes, Corporate Secretary, 450 Regency Parkway, Suite 400, Omaha, Nebraska 68114. Such requests must include a good faith representation that the requesting party was either a holder of record or beneficial owner of our Common Stock on March 15, 2016. The information found on our website is not part of this or any other report we file or furnish to the SEC.

Shareholder Proposals

Pursuant to Rule 14a-4(c) under the Exchange Act, if we do not receive advance notice of a shareholder proposal to be raised at our next annual meeting of shareholders in accordance with the requirements of our bylaws, the proxies solicited by us may confer discretionary voting authority to vote proxies on the shareholder proposal without any discussion of the matter in the proxy statement. Our bylaws provide that timely written notice of a shareholder proposal or director nomination must be delivered to, or mailed and received by, the

Corporate Secretary of the Company at the principal executive offices of the Company not less than 90 nor more than 120 days prior to the one-year anniversary of the prior year’s annual meeting (which for a May 11th meeting date is on or before February 10, 2017 and on or after January 11, 2017). Only proposals properly delivered in this time frame may be brought before the meeting. As to each matter a shareholder proposes to bring before the 2017 annual meeting of shareholders, the shareholder’s notice must set forth: (i) the name and address of such shareholder, as they appear on our books, and of such beneficial owner; (ii) the class and number of shares of our Common Stock which are held of record or are beneficially owned, directly or indirectly, by the shareholder and any derivative instrument and by any other shareholders known by such shareholder to be supporting such proposal; (iii) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of such shareholder, beneficial owner or nominee with respect to any of our securities, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit from share price changes for, or to increase or decrease the voting power of, such shareholder, any beneficial owner or nominee with respect to any of our securities; (iv) any proxy, contract, arrangement, understanding or relationship pursuant to which the shareholder, beneficial owner or nominee has a right to vote any shares of any of our securities; (v) any rights to dividends on the shares of us beneficially owned by the shareholder or beneficial owner that are separated or separable from the underlying shares of the Company; (vi) any performance-related fees (other than asset-based fees) that the shareholder, a beneficial owner or the nominee is entitled to based on any increase or decrease in the value of our shares or derivative instruments, if any, as of the date of such notice; (vii) any material interest of the shareholder or beneficial owner in such business; and (viii) a statement whether such shareholder or any beneficial owner will deliver a proxy statement and form of proxy to holders of at least the percentage of our voting shares required under applicable law to carry the proposal or nomination. In addition, to be in proper written form, a shareholder’s notice to the secretary of the Company must be supplemented not later than 10 days following the record date for notice of the meeting to disclose the information contained in clauses (ii) through (vi) above as of the record date for notice of the meeting. Our bylaws also provide that the chairman of an annual meeting shall, if the facts warrant, determine and declare at any meeting of the shareholders that business was not properly brought before the meeting and, if he should so determine, declare that such business shall not be transacted.

In addition the foregoing, a shareholder who wishes to nominate a director for election or reelection, must also include the following in its notice to us as to each person whom the shareholder proposes to nominate for election or reelection as a director: (i) all information relating to such person that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to be named in the proxy statement as a nominee and to serving as a director if elected); (ii) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the shareholder; (iii) a written statement executed by the nominee acknowledging that as a director, the nominee will owe a fiduciary duty under Iowa law with respect to us and our shareholders; (iv) a fully completed Director’s Questionnaire on the form supplied by us upon written request from the shareholder, executed by the nominee; and (v) a written representation and agreement (in the form provided by the secretary upon written request) that such person (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of ours, will act or vote on any issue or question, or voting commitment, that has not been disclosed to us or (2) any voting commitment that could limit or interfere with such person’s ability to comply, if elected as a director of ours, with such person’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (C) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of ours, and will comply with all applicable publicly disclosed corporate guidance, conflict or interest, confidentiality and stock ownership and trading policies and guidelines of Green Plains.

Any shareholder who desires to have a proposal included in the proxy soliciting material relating to our 2017 annual meeting of shareholders must comply with Rule 14a-8 under the Exchange Act and must send a signed proposal to the Corporate Secretary at 450 Regency Parkway, Suite 400, Omaha, Nebraska 68114. This proposal must be received no later than December 1, 2016, to be considered for inclusion in the proxy statement for the 2017 annual meeting of shareholders.

Discretionary Authority

At the time of mailing of this Proxy Statement, the Board was not aware of any other matters that might be presented at the meeting. If any matter not described in this Proxy Statement should properly be presented, the person named on the accompanying Proxy Card will vote such proxy in accordance with his judgment.

By Order of the Board of Directors,

Michelle S. Mapes

Corporate Secretary

March 31, 2016

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X

02BCCA

1	U PX +

Annual Meeting Proxy Card

.

C Authorized Signatures — this section must be completed for your vote to be counted — date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

+

B Non-Voting Items

A Proposals — The Board of Directors recommends a vote FOR all nominees listed in Proposal 1.

01—James Crowley 02—Gene Edwards

1. To elect three directors to serve three-year terms that expire at the 2019 annual meeting:

For Withhold For Withhold

IMPORTANT ANNUAL MEETING INFORMATION

Change of Address — please print new address below.

2. To transact such other business as may properly come

before the Annual Meeting or any adjournment or

postponement thereof.

03—Gordon Glade

For Withhold

MMMMMMMMMMMM

MMMMMMMMMMMMMMM

000000000.000000 ext

000000000.000000 ext

000000000.000000 ext

000000000.000000 ext

000000000.000000 ext

000000000.000000 ext

000004

MR A SAMPLE

DESIGNATION (IF ANY)

ADD 1

ADD 2

ADD 3

ADD 4

ADD 5

ADD 6

ENDORSEMENT_LINE            SACKPACK

1234 5678 9012 345

MMMMMMM 2 7 4 6 6 7 1

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE

140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND

MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMMMM

C 1234567890 J N T

C123456789

qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by

1:00 a.m., Central Time, on May 11, 2016.

Vote by Internet

•	Go to www.envisionreports.com/GPRE
•	Or scan the QR code with your smartphone
•	Follow the steps outlined on the secure website

Vote by telephone

•	Call toll free 1-800-652-VOTE (8683) within the USA, US territories &

Canada on a touch tone telephone

•	Follow the instructions provided by the recorded message

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

to be held on May 11, 2016

Proxy Solicited by Board of Directors for Annual Meeting — May 11, 2016

Todd Becker and Michelle Mapes, with the power to appoint his or her substitute, are hereby authorized to represent and vote the shares of the undersigned,

with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Green Plains Inc. to be held on

May 11, 2016 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the Proxy will have authority to vote FOR all nominees listed in Proposal 1.

In his discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)

Proxy — Green Plains Inc.

Important Notice Regarding the Availability of Proxy Materials for the Annual Shareholder Meeting

to be held on May 11, 2016:

The Notice, Proxy Statement and Annual Report are available at www.envisionreports.com/GPRE

qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X

02BCDA

1	U PX +

q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q

Annual Meeting Proxy Card

.

B Authorized Signatures — this section must be completed for your vote to be counted — date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

+

A Proposals — The Board of Directors recommends a vote FOR all nominees listed in Proposal 1.

01—James Crowley 02—Gene Edwards

1. To elect three directors to serve three-year terms that expire at the 2019 annual meeting:

For Withhold For Withhold

IMPORTANT ANNUAL MEETING INFORMATION

2. To transact such other business as may properly come

before the Annual Meeting or any adjournment or

postponement thereof.

03—Gordon Glade

For Withhold

MMMMMMMMMMMM

2	7 4 6 6 7 2 MMMMMMMMM

q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q

.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

to be held on May 11, 2016

Proxy Solicited by Board of Directors for Annual Meeting — May 11, 2016

Todd Becker and Michelle Mapes, with the power to appoint his or her substitute, are hereby authorized to represent and vote the shares of the undersigned,

with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Green Plains Inc. to be held on

May 11, 2016 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the Proxy will have authority to vote FOR all nominees listed in Proposal 1.

In his discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)

Proxy — Green Plains Inc.

Important Notice Regarding the Availability of Proxy Materials for the Annual Shareholder Meeting

to be held on May 11, 2016:

The Notice, Proxy Statement and Annual Report are available at www.edocumentview.com/GPRE